                                                                   EXHIBIT 12.2

PNC BANK CORP. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

                                                                                    Year ended December 31
                                        Nine months ended       -------------------------------------------------------------------
Dollars in thousands                   September 30, 1995            1994          1993          1992          1991          1990
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and cumulative
 effect of changes in accounting principles..  $  603,945      $  902,389    $1,116,612    $  778,122    $  548,201    $   29,425
Fixed charges and preferred stock dividends
 excluding interest on deposits..............   1,072,297       1,045,609       652,432       521,908       518,004       922,156
                                                -----------------------------------------------------------------------------------
  Subtotal...................................   1,676,242       1,947,998     1,769,044     1,300,030     1,066,205       951,581
Interest on deposits.........................     941,996         935,876       742,772     1,063,422     1,727,765     1,973,087
                                                -----------------------------------------------------------------------------------
  Total......................................  $2,618,238      $2,883,874    $2,511,816    $2,363,452    $2,793,970    $2,924,668
                                                ===================================================================================
FIXED CHARGES
Interest on notes and debentures.............  $  425,990      $  521,979    $  279,646    $  160,460    $   95,103    $   84,045
Interest on borrowed funds...................     626,580         493,005       348,702       336,827       398,883       816,448
Amortization of notes and debentures.........         535           1,346           967           970           584           538
Interest component of rentals................      17,509          26,865        20,583        19,167        18,800        17,667
Preferred stock dividend requirements........       1,683           2,414         2,534         4,484         4,634         3,458
                                                -----------------------------------------------------------------------------------
  Subtotal...................................   1,072,297       1,045,609       652,432       521,908       518,004       922,156
Interest on deposits.........................     941,996         935,876       742,772     1,063,422     1,727,765     1,973,087
                                                -----------------------------------------------------------------------------------
  Total......................................  $2,014,293      $1,981,485    $1,395,204    $1,585,330    $2,245,769    $2,895,243
                                                ===================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits..............         1.56x           1.86x         2.71x         2.49x         2.06x         1.03x
Including interest on deposits..............         1.30            1.46          1.80          1.49          1.24          1.01
-----------------------------------------------------------------------------------------------------------------------------------


MIDLANTIC CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS

                                                                                 Year ended December 31
                                      Nine months ended       -------------------------------------------------------------------
Dollars in thousands                  September 30, 1995         1994          1993          1992          1991          1990
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and
  cumulative effect of changes in
  accounting principles................       $271,719          $304,005      $ 20,353      $  9,872    $ (586,779)   $ (295,839)

Fixed charges and preferred stock
  dividends excluding interest
  on deposits..........................         63,489            66,955        59,907        70,994       105,996       208,025
                                           --------------------------------------------------------------------------------------
    Subtotal...........................        335,208           370,960        80,260        80,866      (480,783)      (87,814)
Interest on deposits...................        208,858           223,366       262,886       483,154     1,011,800     1,175,719
                                           --------------------------------------------------------------------------------------
    Total..............................       $544,066          $594,326      $343,146      $564,020    $  531,017    $1,087,905
                                           ======================================================================================

FIXED CHARGES
Interest on notes and debentures.......       $ 25,678          $ 34,453      $ 36,385      $ 41,517    $   42,220    $   42,178
Interest on borrowed funds.............         30,671            21,128        11,586        16,806        50,224       152,391
Amortization of notes and debentures...            188               415           451           535           535           534
Interest component of rentals..........          4,163             5,382         5,908         6,572         7,241         7,146
Preferred stock dividend requirements..          2,789             5,577         5,577         5,564         5,776         5,776
                                           --------------------------------------------------------------------------------------
    Subtotal...........................         63,489            66,955        59,907        70,994       105,996       208,025
Interest on deposits...................        208,858           223,366       262,886       483,154     1,011,800     1,175,719
                                           --------------------------------------------------------------------------------------
    Total..............................       $272,347          $290,321      $322,793      $554,148    $1,117,796    $1,383,744
                                           ======================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits.........           5.28x             5.54x         1.34x         1.14x          (a)           (a)
Including interest on deposits.........           2.00              2.05          1.06          1.02           (a)           (a)
---------------------------------------------------------------------------------------------------------------------------------

(a)  Earnings are insufficient to cover fixed charges by $586.8 million and $295.8 million in 1991 and 1990, respectively.

PNC BANK CORP. AND SUBSIDIARIES
PRO FORMA COMPUTATION OF RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
GIVING EFFECT TO MIDLANTIC MERGER

                                                                                 Year ended December 31
                                      Nine months ended       -------------------------------------------------------------------
Dollars in thousands                  September 30, 1995       1994          1993          1992          1991          1990
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and
  cumulative effect of changes in
  accounting principles................     $  875,664        $1,206,394    $1,136,965    $  787,994    $  (38,578)   $ (266,414)

Fixed charges and preferred stock
  dividends excluding interest
  on deposits..........................      1,135,786         1,112,564       712,339       592,902       624,000     1,130,181
                                           --------------------------------------------------------------------------------------
    Subtotal...........................      2,011,450         2,318,958     1,849,304     1,380,896       585,422       863,767
Interest on deposits...................      1,150,854         1,159,242     1,005,658     1,546,576     2,739,565     3,148,806
                                           --------------------------------------------------------------------------------------
    Total..............................     $3,162,304        $3,478,200    $2,854,962    $2,927,472    $3,324,987    $4,012,573
                                           ======================================================================================

FIXED CHARGES
Interest on notes and debentures.......     $  451,668        $  556,432    $  316,031    $  201,977    $  137,323    $  126,223
Interest on borrowed funds.............        657,251           514,133       360,288       353,633       449,107       968,839
Amortization of notes and debentures...            723             1,761         1,418         1,505         1,119         1,072
Interest component of rentals..........         21,672            32,247        26,491        25,739        26,041        24,813
Preferred stock dividend requirements..          4,472             7,991         8,111        10,048        10,410         9,234
                                           --------------------------------------------------------------------------------------
    Subtotal...........................      1,135,786         1,112,564       712,339       592,902       624,000     1,130,181
Interest on deposits...................      1,150,854         1,159,242     1,005,658     1,546,576     2,739,565     3,148,806
                                           --------------------------------------------------------------------------------------
    Total..............................     $2,286,640        $2,271,806    $1,717,997    $2,139,478    $3,363,565    $4,278,987
                                           ======================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits.........           1.77x             2.08x         2.60x         2.33x           (a)           (a)
Including interest on deposits.........           1.38              1.53          1.66          1.37            (a)           (a)
---------------------------------------------------------------------------------------------------------------------------------

(a)  Earnings are insufficient to cover fixed charges by $38.6 million and $266.4 million in 1991 and 1990, respectively.

The pro forma computation of the ratio of earnings to combined fixed charges and preferred stock dividends gives effect to the Merger to be accounted for as a pooling of interests. The financial information in Exhibit 12.2 presents
(i) the historical computation of the ratio of the earnings to fixed charges and preferred stock dividends of both the Corporation and Midlantic, for the nine months ended September 30, 1995 and for each of the five years in the period ended December 31, 1994 and (ii) the computation of the ratio of earnings to fixed charges and preferred stock dividends, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

The pro forma consolidated financial information is intended for informational purposes and may not be indicative of the financial position or results that actually would have occurred had the transaction been consummated on the dates indicated, or which will be attained in the future. The pro forma consolidated financial information should be read in conjunction with the 1994 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 1995 of the Corporation and Midlantic.